Exhibit 99.1
FIRST AMENDMENT TO REVOLVING CREDIT
AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made this 16th day of November, 2010 by and among Johnson Outdoors Inc., a Wisconsin corporation, Johnson Outdoors Watercraft Inc., a Delaware corporation, Johnson Outdoors Gear LLC, a Delaware limited liability company, Johnson Outdoors Diving LLC, a Delaware limited liability company, Under Sea Industries, Inc., a Delaware corporation, and Johnson Outdoors Marine Electronics, Inc., an Alabama corporation (f/k/a Techsonic Industries, Inc., as successor by merger to Johnson Outdoors Marine Electronics LLC) (each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.   On September 29, 2009, Borrowers, Lenders and Agent entered into that certain Revolving Credit and Security Agreement (the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.   The Borrowers have requested and the Agent has agreed, subject to the terms and conditions of this Amendment, to modify certain definitions and terms and conditions in the Loan Agreement.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.   Amendments to Loan Agreement.  Upon the Effective Date, the Loan Agreement shall be amended as follows:

(a)   Definitions.

(i) The following definitions contained in Article I of the Loan Agreement shall be amended and restated in their entirety as follows:

“Affiliate EBITDA” shall mean for any period the sum of (i) Affiliate Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses of all non-Borrower direct and indirect Subsidiaries of JOI (other than Johnson Outdoors Canada Inc.) for such period, plus (iii) amortization expenses of all non-Borrower direct and indirect Subsidiaries of JOI (other than Johnson Outdoors Canada Inc.) for such period, plus (iv) non-cash stock compensation expenses and non-cash pension expenses of all non-Borrower direct and indirect Subsidiaries of JOI (other than Johnson Outdoors Canada Inc.) for such period, plus (v) up to an aggregate of $5,000,000 for fiscal years 2009 and 2010 (such $5,000,000 limit is on a combined basis for both fiscal years) for severance costs and one time closure and moving costs relating to the diving and watercraft business units which are actually incurred by all non-Borrower direct and indirect Subsidiaries of JOI (other than Johnson Outdoors Canada Inc.) for such period in each case acceptable to Agent and subject to documentation reasonably satisfactory to Agent, minus (vi) non-cash income of all non-Borrower direct and indirect Subsidiaries of JOI (other than Johnson Outdoors Canada Inc.) for such period, plus (vii) other non-cash items of all non-Borrower direct and indirect Subsidiaries of JOI (other than Johnson Outdoors Canada Inc.) reducing JOI’s consolidated net income (other than any such items which reflect on an accrual or reserve for a future cash charge or expense).

“EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses of JOI for such period, plus (iii) amortization expenses of JOI for such period, plus (iv) non-cash stock compensation expenses and non-cash pension expenses of JOI for such period, plus (v) up to an aggregate of $5,000,000 for fiscal years 2009 and 2010 (such $5,000,000 limit is on a combined basis for both fiscal years) for severance costs and one time closure and moving costs relating to the diving and watercraft business units which are actually incurred by JOI or any its direct or indirect Subsidiaries for such period in each case acceptable to Agent and subject to documentation reasonably satisfactory to Agent, minus (vi) non-cash income of JOI for such period, plus (vii) other non-cash items reducing consolidated net income (other than any such items which reflect on an accrual or reserve for a future cash charge or expense) of JOI for such period.

“Maximum Revolving Advance Amount” shall mean, subject to increases from time to time by the Incremental Revolving Facility as set forth in Section 2.1(f), (i) Forty Six Million Dollars ($46,000,000) for the period commencing on July 15th of each year through and including November 15th of each year, and (ii) Sixty Nine Million Dollars ($69,000,000) for the period commencing on November 16th of each year through and including July 14th of the immediately succeeding year, or such lesser amounts based on voluntary commitment reductions elected by Borrowers in accordance with Section 2.1(d) hereof.

“Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person so long as: (a) after giving effect to such acquisition Borrowers have Undrawn Availability of not less than $10,000,000 (without giving effect to the Permitted Overadvance); (b) the total costs and liabilities of any one acquisition does not exceed, in the aggregate, $8,000,000 (including without duplication all assumed liabilities, all earn-out payments (to the extent reasonably likely to be payable), deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions); (c) the total costs and liabilities of all such acquisitions through the end of the Term do not exceed, in the aggregate, $20,000,000 (including without duplication all assumed liabilities, all earn-out payments (to the extent reasonably likely to be payable), deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions); (d) with respect to the acquisition of Equity Interests, such acquired company shall have a positive EBITDA and tangible net worth on an actual basis or would have been on a pro forma basis after taking into account the operational and administrative efficiencies contemplated by Borrowers and set forth in the projections delivered and acceptable to Agent, calculated in accordance with GAAP immediately prior to such acquisition; (e) the acquired company or property is used or useful in the same or a similar line of business as the Borrowers were engaged in on the Closing Date (or any reasonable extensions or expansions thereof); (f) Agent shall have received a first-priority security interest in all assets or Equity Interests acquired which constitute Collateral hereunder, subject to Permitted Encumbrances, and subject to documentation satisfactory to Agent; (g) the board of directors (or other comparable governing body) of the applicable Borrower and such target company shall have duly approved the transaction; (h) the Borrowers shall have delivered to Agent; (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, the Borrowers would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end and (ii) financial statements of the acquired entity, in form and substance reasonably acceptable to Agent, prepared in accordance with GAAP; (i) if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Borrower and newly formed for the sole purpose of effecting such acquisition; (j) no assets acquired in any such transaction(s) shall be included in the Formula Amount until Agent has received an audit of such assets, in form and substance reasonably acceptable to Agent and (k) no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition. For the purposes of calculating Undrawn Availability under this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount hereunder only if Agent has conducted a Collateral audit of such assets as set forth in clause (j) above and to the extent that such assets satisfy the applicable eligibility criteria.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) with respect to Domestic Rate Loans, the sum of the Alternate Base Rate plus the Applicable Margin and (b) with respect to Eurodollar Rate Loans, the sum of Applicable Margin plus the Eurodollar Rate.

(ii)   The following definitions will be added to Article I of the Loan Agreement:

“Applicable Margin” for Revolving Advances and the Unused Line Fee shall mean, as of the First Amendment Effective Date to and including the first Adjustment Date, the applicable percentage specified below:

APPLICABLE MARGIN FOR DOMESTIC RATE LOANS	APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS	APPLICABLE MARGIN FOR UNUSED LINE FEE
1.75%	2.75%	0.30%

(a)   Upon receipt of (i) the quarterly financial statement of Borrowers and Compliance Certificate for the period ending March 31, 2011 pursuant to Section 9.8, and (ii) with respect to any fiscal quarter thereafter, the quarterly financial statements of Borrowers and Compliance Certificate for such fiscal quarter (each day of such delivery, an “Adjustment Date”) pursuant to Section 9.8, the Applicable Margin for Revolving Advances and the Unused Line Fee shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the Leverage Ratio for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date:

LEVERAGE RATIO	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR EURODOLLAR RATE LOANS	APPLICABLE MARGINS FOR UNUSED LINE FEE
Greater than 2.75 to 1.00	2.00%	3.00%	0.35%
Less than or equal to 2.75 to 1.00 but greater than or equal to 1.70 to 1.00	1.75%	2.75%	0.30%
Less than 1.70 to 1.00	1.25%	2.25%	0.30%

(b)   If the Borrowers shall fail to deliver the financial statements, Compliance Certificates and/or other information required under Sections 9.7 or 9.8 by the dates required pursuant to such sections or fail to deliver the information required to determine the Leverage Ratio, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing tables set forth above until the date of delivery of such financial statements, Compliance Certificates and/or other information, at which time the rate will be adjusted based upon the Leverage Ratio reflected in such certificates and/or statements.

(c)   If, as a result of any restatement of, or other adjustment to, the certificates or financial statements of Borrowers or for any other reason, the Agent determines that (a) Leverage Ratio as previously calculated as of any applicable date was inaccurate, and (b) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall automatically and retroactively be delegated to pay to the Agent for the ratable benefit of Lenders, promptly upon demand by the Agent, an amount equal to the excess of the amount of interest and the Unused Line Fee that should have been paid for such period over the amount of interest and the Unused Line Fee actually paid for such period; and (ii) if the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, Lenders shall have no obligation to repay interest or the Unused Line Fee to the Borrowers; provided, that, if as a result of any restatement or other event a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and the Unused Line Fee that should have been paid for all applicable periods over the amounts of interest and the Unused Line Fee actually paid for such periods.  Notwithstanding the foregoing, in no event shall the provisions of this clause (c) apply with respect to periods more than four (4) fiscal quarters prior to the date of the Agent’s determination of a change in the Leverage Ratio calculation.

“First Amendment Effective Date” shall mean November 16, 2010.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capitalized Lease Obligations (without regard to the impact of an adoption by FASB of the proposed FASB lease accounting model rule), current maturities of long-term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of any Borrower, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

“Incremental Revolving Facility” shall have the meaning set forth in Section 2.1(f).

“Leverage Ratio” shall mean as of the end of each fiscal quarter and for the twelve month period then ended, the ratio of the average of Borrowers’ Funded Debt (as determined as of the end of each fiscal quarter ended during such twelve month period) to Borrowers’ EBITDA for the twelve month period then ended.

“Permitted Overadvance” shall mean, for the period from November 1st of each year through March 31st of the immediately succeeding year, the lesser of (1) Ten Million Dollars ($10,000,000) or (2) the sum of (i) the aggregate cash on hand of the non-Borrower direct and indirect Subsidiaries of JOI (other than Johnson Outdoors Canada Inc.) as calculated at the most recent month-end financial statement or with such other information as provided by the Borrowers which is acceptable to Agent in its sole discretion, and (ii) the lesser of (A) 70% of the Receivables that would be Eligible Receivables but for the failure to comply with item (f) in the definition of Eligible Receivables, or (B) $3,000,000.

“Requested Incremental Amount” shall have the meaning set forth in Section 2.1(f).

“Revolving Credit Increase Effective Date” shall have the meaning set forth in Section 2.1(f).

(b)   Revolving Advances.  Section 2.1(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

2.1   Revolving Advances.

(a)   Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement, including Sections 2.1(b), (c), (d), (e) and (f), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)   up to 85%, subject to the provisions of Sections 2.1(b), (c) and (e) hereof, (“Receivables Advance Rate”), of Eligible Receivables (other than the Eligible Dating Receivables), plus

(ii)   up to 85%, subject to the provision of Sections 2.1(b), (c) and (e) hereof (“Dating Receivables Advance Rate”), of Eligible Dating Receivables, plus

(iii)   up to the lesser of (A) 65%, subject to the provisions of Sections 2.1(b), (c) and (e) hereof, of the value of the Eligible Inventory (“Inventory Advance Rate” and together with the Receivables Advance Rate and Dating Receivables Advance Rate, collectively, the “Advance Rates”) or (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion exercised in good faith (seasonally adjusted on July 15th and November 15th of each year based upon high season and low season values)), plus

(iv)   the Permitted Overadvance, minus

(v)   the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(vi)   such reserves as Agent may in the exercise of its Permitted Discretion deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), (iii) and (iv) minus (y) Sections 2.1 (a)(y)(v) and (vi) at any time and from time to time shall be referred to as the “Formula Amount”.  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Notes”) substantially in the form attached hereto as Exhibit 2.1(a).

(c)   Section 2.1(b)(iii) of the Loan Agreement shall be amended and restated in its entirety as follows:

(iii)   Advances Against Eligible Dating Receivables Extended Terms.  Aggregate Advances against Eligible Dating Receivables hereunder and aggregate advances made on account of eligible dating receivables under the Canadian Loan Agreement due or outstanding more than 270 days from their original invoice date shall not exceed $1,000,000 at any time.

(d)   Section 2.1(c) of the Loan Agreement shall be amended and restated in its entirety as follows:

(c)   Annual Pay Down.  Each year commencing in 2010, Borrowers shall cause the outstanding principal balance of Revolving Advances under this Agreement and revolving advances under the Canadian Loan Agreement plus the Maximum Undrawn Amount to be reduced to and remain below $30,000,000 for a consecutive sixty (60) day period, such period to begin no earlier than August 1 of each year and end no later than October 31 of each year.  If, as of the date that is 60 days prior to October 31 of any year, Borrowers have not completed their compliance with this requirement, Borrowers shall, on such date, reduce and repay the outstanding Revolving Advances to an amount which after taking into account the Maximum Undrawn Amount, plus the aggregate Revolving Advances hereunder, plus the revolving advances outstanding under the Canadian Loan Agreement shall not exceed $30,000,000, and maintain such amount at or below $30,000,000 through October 31 of that year.

(e)   Section 2.1(d) of the Loan Agreement shall be amended and restated in its entirety as follows:

(d)   Reduction in Maximum Revolving Advance Amount.  Borrowers may elect to permanently reduce the Maximum Revolving Advance Amount in increments of not less than $1,000,000 to be effective as of the next Business Day so long as: (i) Borrowing Agent provides Agent with not less than five (5) days written notice prior to the date of the proposed reduction; (ii) no Default or Event of Default has occurred or is continuing at the time of such reduction or would occur after giving effect to such reduction; (iii) after giving effect to any such requested reduction, the Maximum Revolving Advance Amount shall not be less than $40,000,000 (based on the low season Maximum Revolving Advance Amount); and (v) Borrowers reimburse Agent and Lenders for any and all losses and expenses that Agent and Lenders may incur as a result of a prepayment of any Eurodollar Rate Loan in accordance with Sections 2.2(e) and (f). For purposes of any voluntary reduction in the Maximum Revolving Advance Amount hereunder, the amount of any such reduction shall reduce on a dollar for dollar basis the lesser of the two amounts (referred to hereunder as the “lesser advance amount”) under the definition of Maximum Revolving Advance Amount and the higher Maximum Revolving Advance Amount shall automatically be adjusted to an amount equal to 150% of the adjusted “lesser advance amount”.  By way of example, if Borrowers elect to reduce the Maximum Revolving Advance Amount by $6,000,000, the definition of Maximum Revolving Advance Amount shall be amended to read as follows: “Maximum Revolving Advance Amount” shall mean, subject to increases from time to time by the Incremental Revolving Facility as set forth in Section 2.1(f), (i) $40,000,000 for the period commencing on July 15th of each year through and including November 15th of each year, and (ii) $60,000,000 for the period commencing on November 16th of each year through and including July 14th of the immediately succeeding year.  Borrowers acknowledge and agree that all sublimits set forth in Section 2.1(b) of this Agreement may be adjusted by Agent, in its Permitted Discretion, based on the amount of any such reduction requested by Borrowers.

(f)   A new Section 2.1(f) shall be added at the end of Section 2.1 as follows:

(f)   Incremental Revolving Facility.

(i)   Request for Increase.  Provided there exists no Default or Event of Default, upon notice to Agent (which shall promptly notify the Lenders), Borrowing Agent may from time to time request an increase in the Maximum Revolving Advance Amount (the “Incremental Revolving Facility”) by an amount (for all such requests) not exceeding $25,000,000 with respect to the high season Maximum Revolving Advance Amount (the “Requested Incremental Amount”), which shall automatically include a corresponding increase to the low season Maximum Revolving Advance Amount by an amount equal to 66.666667% of the Requested Incremental Amount; provided that any such Requested Incremental Amount shall be in a minimum amount of $5,000,000.  At the time of sending such notice, Borrowing Agent (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(ii)   Lender Elections to Increase.  Each Lender shall notify Agent within such time period whether or not it agrees to increase its share of the Advances and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its share of the Advances.

(iii)   Notification by Agent; Additional Lenders.  Agent shall notify Borrowing Agent and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, and subject to the approval of Agent and Borrowing Agent (which approvals shall not be unreasonably withheld), Borrowing Agent may also invite additional banks or financial institutions to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent.

(iv)   Effective Date and Allocations.  If the Maximum Revolving Advance Amount is increased in acccordance with this Section 2.1(f), Agent and Borrowing Agent shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase.  Agent shall promptly notify Borrowing Agent and the Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.

(v)   Conditions to Effectiveness of Increase.  As a condition precedent to such increase, Borrowers shall deliver to Agent a certificate of each Borrower dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by an authorized officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V are true and correct on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default exists.  Borrowers shall prepay any Revolving Advances outstanding on the Revolving Credit Increase Effective Date to the extent necessary to keep the outstanding Revolving Advances ratable with any revised Revolving Credit Commitment Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section. Borrowers shall also deliver such revolving credit notes as necessary to reflect the Revolving Credit Commitments.

(g)   Section 3.2(a) of the Loan Agreement shall be amended and restated in its entirety as follows:

Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Eurodollar Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee on the date of issuance of one quarter of one percent (0.25%) per annum, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction.  All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.

(h)  Section 3.3 of the Loan Agreement shall be amended and restated in its entirety as follows:

3.3   Facility Fee. If, for any calendar quarter during the Term, the average daily unpaid balance of the Revolving Advances (and for purposes of this calculation, all Swing Loans advanced by PNC shall be treated as Revolving Advances) and undrawn amount of any outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a per annum rate equal to the Applicable Margin for Unused Line Fee on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance of Revolving Advances and undrawn amount of outstanding Letters of Credit.  Such fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

(i)   Section 4.21 of the Loan Agreement shall be amended and restated in its entirety as follows:

4.21   Borrowers acknowledge that Agent shall conduct at least one appraisal of Borrowers’ Inventory each year under Section 3.4 hereof and at least one field examination each year under Section 4.10 hereof.

(j)   Section 13.1 of the Loan Amount shall be amended and restated in its entirety as follows:

13.1   Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until November 16, 2014 (the “Term”) unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.

2.   Schedule 4.5.  Schedule 4.5 to the Loan Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

3.   Representations and Warranties of Borrowers.  Each Borrower hereby:

(a)   reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the Other Documents and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)   reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) and all of the Other Documents, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement and all of the Other Documents of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)   represents and warrants that no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the Other Documents;

(d)   represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws,  or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)   represents and warrants that this Amendment is valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

4.   Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (“Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):

    (a)   Agent shall have received this Amendment fully executed by the Borrowers;

    (b)   Agent shall have received such other agreements, documents or information as requested in writing by Agent in its reasonable discretion; and

    (c)   As of the date hereof, the aggregate of the Undrawn Availability under the Loan Agreement and the Undrawn Availability under the Canadian Loan Agreement, in each case after giving effect to the transactions contemplated herein and in the First Amendment to the Canadian Loan Agreement entered into simultaneously herewith, shall be at least $10,000,000.

5.   Further Assurances.  Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

6.   Payment of Expenses.  Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

7.   Reaffirmation of Loan Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

8.   Confirmation of Indebtedness.  Borrowers confirm and acknowledge, subject to Section 2.8 of the Loan Agreement, that as of the close of business on November 15, 2010, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $18,626,456.04, due on account of Revolving Advances and $2,522,930.00 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

9.   Miscellaneous.

(a)   Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)   Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)    Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)    Governing Law.  The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e)    Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

JOHNSON OUTDOORS INC.

By: /s/ Donald P. Sesterhenn
       Donald P. Sesterhenn, Assistant Treasurer

JOHNSON OUTDOORS WATERCRAFT
INC.

By: /s/ Donald P. Sesterhenn
       Donald P. Sesterhenn, Treasurer

JOHNSON OUTDOORS GEAR LLC

By: /s/ Donald P. Sesterhenn
       Donald P. Sesterhenn, Secretary and
       Treasurer

JOHNSON OUTDOORS DIVING LLC

By:  /s/ Donald P. Sesterhenn
       Donald P. Sesterhenn, Secretary

UNDER SEA INDUSTRIES, INC.

By: /s/ Donald P. Sesterhenn
      Donald P. Sesterhenn, President

JOHNSON OUTDOORS MARINE ELECTRONICS, INC.

By: /s/ Donald P. Sesterhenn
       Donald P. Sesterhenn, Secretary

PNC BANK, NATIONAL ASSOCIATION, As Collateral Agent and Administrative Agent
By: /s/ Emmett Wong Name: Emmett Wong Title: Vice President 200 South Wacker Drive, Suite 600 Chicago, Illinois 60606 Attention: Portfolio Manager
PNC BANK, NATIONAL ASSOCIATION, As a Lender
By: /s/ Emmett Wong Name: Emmett Wong Title: Vice President 200 South Wacker Drive, Suite 600 Chicago, Illinois 60606 Attention: Portfolio Manager Commitment Percentage: 40.000000000%

TD BANK, N.A.

By: /s/ Jeffrey Saperstein
Name: Jeffrey Saperstein
Title: Vice President

Address for Notices:
2005 Market St., 2nd Floor
Philadelphia, PA 19103
c/o Jeffrey Saperstein
phone:  215-282-4492
fax:  215-282-4033
jeffrey.saperstein@tdbanknorth.com
Commitment Percentage: 21.333333333%

ASSOCIATED COMMERCIAL FINANCE, INC.

By: /s/ Peter O. Strobel
Name: Peter O. Strobel
Title: Senior Vice President

Address for Notices:
19601 West Bluemound Road
Suite 100
Brookfield, WI 53045
c/o Peter O. Strobel
phone:  262-797-7344
fax:  262-797-7177
peter.strobel@associatedbank.com
Commitment Percentage: 13.333333333%

THE PRIVATEBANK AND TRUST COMPANY

By: /s/ Mitchell B. Rasky
Name: Mitchell B. Rasky
Title: Managing Director

Address for Notices:
The PrivateBank and Trust Company
120 South LaSalle Street
Chicago, IL 60603
c/o Mitchell B. Rasky
phone:  312-564-6954
fax:  312-564-6888
mrasky@theprivatebank.com

Commitment Percentage: 25.333333333%

Exhibit A